Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

June 27, 2024

Angel Oak Mortgage REIT, Inc.

3344 Peachtree Road NE, Suite 1725

Atlanta, Georgia 30326

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Angel Oak Mortgage REIT, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration by the Company and Angel Oak Mortgage Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), on Form S-3 of the offering and sale by the Company and the Operating Partnership, as applicable, of a maximum aggregate offering price of $750,000,000 of the following securities: (a) shares (the “Common Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”); (b) shares (the “Preferred Shares”) of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”); (c) warrants of the Company to purchase shares of Common Stock (the “Warrants”); (d) debt securities of the Company (the “Company Debt Securities”); (e) debt securities of the Operating Partnership (the “Operating Partnership Debt Securities”); (f) guarantees by the Operating Partnership of the Company Debt Securities (the “Operating Partnership Guarantees”); and (g) guarantees by the Company of the Operating Partnership Debt Securities (the “Company Guarantees” and, together with the Common Shares, the Preferred Shares, the Warrants, the Company Debt Securities, the Operating Partnership Debt Securities and the Operating Partnership Guarantees, the “Securities”), covered by the above-referenced Registration Statement (as amended and supplemented, the “Registration Statement”), filed by the Company and the Operating Partnership with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement and the related form of prospectus included therein (the “Prospectus”), substantially in the form to be transmitted to the Commission under the Securities Act;

2.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Angel Oak Mortgage REIT, Inc.

June 27, 2024

3.            The Third Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.            Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the registration and issuance of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.            A certificate executed by an officer of the Company, dated as of the date hereof; and

7.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Angel Oak Mortgage REIT, Inc.

June 27, 2024

5.            Upon the issuance of any Securities that are Common Shares (the “Common Securities”), including any Common Securities which may be issued upon conversion, redemption, exercise or exchange of any other Securities that are convertible into or redeemable, exercisable or exchangeable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6.            Upon the issuance of any Securities that are Preferred Shares (“Preferred Securities”), including Preferred Securities which may be issued upon conversion, redemption, exercise or exchange of any other Securities convertible into or redeemable, exercisable or exchangeable for Preferred Securities, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

7.            Any Securities convertible into or redeemable exercisable or exchangeable for any other Securities will be duly converted, redeemed, exercised or exchanged in accordance with their terms.

8.            The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Registration Statement and, before the issuance of any Securities that are Preferred Securities, articles supplementary setting forth the number of shares and the terms of the applicable class or series of Preferred Stock (the “Articles Supplementary”) will be filed with and accepted for record by the SDAT (such authorization and approval and, if applicable, acceptance for record, are referred to herein as the “Corporate Proceedings”).

9.            None of the Securities will be issued, and none of the Securities will be sold or transferred, in violation of any restrictions on transfer and ownership contained in the Charter or, if applicable, any comparable provision in the Articles Supplementary setting forth the terms of any class or series of Preferred Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Angel Oak Mortgage REIT, Inc.

June 27, 2024

2.            Upon the completion of all Corporate Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3.            Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.            Upon the completion of the Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

5.            Upon the completion of the Corporate Proceedings relating to the Company Debt Securities, the issuance of the Company Debt Securities will be duly authorized.

6.            Upon the completion of the Corporate Proceedings relating to the Company Guarantees, the issuance of the Company Guarantees will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning United States federal law or any other state law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulation of any municipality or other jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Angel Oak Mortgage REIT, Inc.

June 27, 2024

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP